UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 4, 2017 (April 4, 2017)

GAMERICA Holdings and Acquisitions Corp.
formerly, Mind Solutions, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33053
(Commission File No.)

3755 Avocado Boulevard
Suite 108
La Mesa, California   91941
(Address of principal executive offices and Zip Code)

(888) 461-3932
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

On April 4, 2017, our board of directors filled a vacancy on our board of directors by appointing Thomas Allinder to fill the vacancy and thereafter appointed Thomas Allinder as our president, principal executive officer, secretary, treasurer, principal financial officers and principal accounting officer replacing Ziyad Osachi.  Ziyad Osachi then resigned as an officer and director.

Thomas Allinder was born February 3, 1959 as a son of retired military parents in the Republic of the Philippines. Thomas attended and graduated from Crescent City High School in 1977. He then joined the U.S. Navy in 1978 where he served aboard 3 ships and deployed numerous times over his 20 year career. He was awarded multiple personal awards including 2 Navy Achievement Medals and the Navy Commendation Medal. He retired from the Navy in 1998.

Mr. Allinder went into a variety of businesses between 1998 and 2000 including a regional weather services business. He then became a consultant for many publicly traded microcap companies from 2000-2012 with emphasis on public relations, investor relations, and finance.

Mr. Allinder then became CEO of Rapid Fire Marketing from March of 2012 to May of 2016. He then returned to consulting for public as well as private companies.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

There are no material plans, contracts or arrangements to which Mr. Allinder is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of April, 2017.

GAMERICA Holdings and Acquisitions Corp.
(formerly, Mind Solutions, Inc.)

BY:	TOM ALLINDER
Tom Allinder
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole Director